Contact:    John V. Battaglini
      Millennium Cell, Inc.
(732) 542-4000

Investors:     Betsy Brod/Jonathan Schaffer
Brod & Schaffer, LLC
(212) 750-5800

MILLENNIUM CELL AND JADOO POWER FORM STRATEGIC ALLIANCE
Agreement includes joint development and licensing of Millennium Cell technology

Eatontown, NJ—February 9, 2006 —Millennium Cell Inc. (NASDAQ: MCEL), a leading developer of hydrogen battery technology, announced today that it entered into a strategic development and licensing agreement with Jadoo Power Systems Inc., a leading supplier of portable fuel cell power systems. The agreement will allow Jadoo to license Millennium Cell’s Hydrogen on Demand® technology for development and commercialization within Jadoo’s current line of product offerings.

Adam Briggs Millennium Cell President, commented, “This agreement is an important step forward in Millennium Cell’s strategy to broaden our access to military and commercial portable power markets. Jadoo is a recognized industry leader; the first to develop commercial products and market channels for portable fuel cells. We look forward to collaborating with Jadoo and leveraging their strength as a proven product developer.”

Focused primarily on the professional broadcast and law enforcement markets for the past two years, Jadoo recently announced a move into such new markets as first responders and portable office users. The agreement will grant Jadoo the rights to design, manufacture and sell products using Millennium Cell’s technology for their targeted markets. The Millennium Cell Hydrogen on Demand® technology will provide Jadoo with a high energy density, safe and cost-effective fuel cartridge to complement their existing fuel cell power units.

“We have been selling one of the lowest cost fuel cell solutions in the market - around $1000 - for over two years now,” said Larry Bawden, President and CEO, Jadoo Power. ”Millennium Cell’s technology will allow us to provide a lighter, longer runtime option for our current products and will allow us to continue to pursue and dominate new markets. “

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About Millennium Cell

Millennium Cell develops hydrogen battery technology through a patented chemical process that safely stores and delivers hydrogen energy to power portable devices. The borohydride-based technology can be scaled to fit any application requiring high energy density for a long run time in a compact space. The Company is working with market partners to meet demand for its patented process in four areas: military, medical, industrial and consumer electronics. For more information, visit http://www.millenniumcell.com.

About Jadoo Power Systems

Jadoo Power Systems, located in Folsom, CA, designs, develops and sells next-generation portable energy storage and power generation products that utilize proton exchange membrane (PEM) fuel cells. Jadoo's fuel cell solutions provide power for applications ranging from surveillance systems that protect our homeland, to back-up alternatives to batteries for first responders. Jadoo is financed by Mohr Davidow Ventures, Venrock Associates and Sinclair Ventures, a wholly owned subsidiary of Sinclair Broadcast Group, Inc. For more information, visit http://www.jadoopower.com.
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Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered ``forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell’s current views about future events and financial performance and are subject to risks. Forward-looking statements are identified by their use of terms and phrases such as “believe,”“expect,”“plan,”“anticipate,”“on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from Millennium Cell’s expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) Millennium Cell’s ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of its hydrogen fuel storage and delivery system and its business plan; (v) Millennium Cell’s ability to protect its intellectual property; (vi) Millennium Cell’s ability to achieve budgeted revenue and expense amounts; (vii) Millennium Cell’s ability to generate revenues from the sale or license of, or provision of services related to, its technology; (viii) Millennium Cell’s ability to form strategic alliances or partnerships to help promote our technology and achieve market acceptance; (ix) Millennium Cell’s ability to generate design, engineering or management services revenue opportunities in the hydrogen generation or fuel cell markets; (x) Millennium Cell’s ability to secure government funding of its research and development and technology demonstration projects; and (xi) other factors discussed under the caption “Investment Considerations”in Millennium Cell’s Annual Report on Form 10-K for the year ended December 31, 2004.

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